SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities and Exchange Act of 1934

Date of Report: April 7, 2003
(Date of earliest event reported)

Banc of America Commercial Mortgage Inc.
(Exact name of registrant as specified in its charter)

Delaware	333-89322	56-1950039

(State or Other	(Commission	(I.R.S. Employer
Jurisdiction of	File Number)	Identification No.)
Incorporation)

214 North Tryon Street, NC1-027-21-02, Charlotte, North Carolina	28255

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (704) 386-2400

Item 5. Other Events.

     Attached as an exhibit are the Computational Materials (as defined in the no-action letter dated May 20, 1994 issued by the Securities and Exchange Commission to Kidder, Peabody Acceptance Corporation-I, Kidder, Peabody & Co. Incorporated and Kidder Structured Asset Corporation (the “Kidder Letter”)) prepared by Banc of America Securities LLC (“BAS”), Deutsche Bank Securities, Inc. (“Deutsche Bank”), Goldman, Sachs & Co. (“Goldman Sachs”), and Morgan Stanley & Co. (“Morgan Stanley”), which are hereby filed pursuant to the Kidder Letter.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(c) Exhibits

Exhibit 99    Computational Materials.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on behalf of the Registrant by the undersigned thereunto duly authorized.

BANC OF AMERICA COMMERCIAL MORTGAGE INC.

	By:	/s/ Manish Parwani

Name: Manish Parwani
Title: Vice President

Date: April 7, 2003

Exhibit Index

Item 601(a) of
Regulation S-K		Paper (P) or
Exhibit No.	Description	Electronic (E)

99	Computational Materials prepared by BAS, Deutsche Bank, Goldman Sachs, and Morgan Stanley in connection with Bank of America Commercial Mortgage Inc., Commercial Mortgage Pass-Through Certificates, Series 2003-1	P